Exhibit 10.2

INCENTIVE STOCK OPTION AGREEMENT
(AUTOZONE OPTIONEE)

            This INCENTIVE STOCK OPTION AGREEMENT (this "Agreement"), dated as of ----------------, is made by and between AutoZone, Inc., a Nevada corporation (the "Company"), and the person identified as the "Optionee" on Schedule I, an employee of the Company ("Optionee") (together, the "Parties").

RECITALS

            A.        The Company wishes to carry out the AutoZone, Inc. Second Amended and Restated 1996 Stock Option Plan (the "Plan") (the terms of which are hereby incorporated by reference and made a part of this Agreement).

            B.        The Compensation Committee of the Company's Board of Directors has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Incentive Stock Option provided for herein to Optionee and has advised the Company thereof and instructed the undersigned officers to issue said Option.

            In order to implement the following and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties do hereby agree as follows:

ARTICLE I

DEFINITIONS

            Whenever the following terms are used in this Agreement they shall have the meaning specified below unless the context clearly indicates to the contrary.  Whenever the context so indicates, the masculine pronoun shall include the feminine and neuter, and the singular the plural.

Section 1.01 - Affiliate

           "Affiliate" shall mean any Subsidiary and any limited partnership of which the Company or any Subsidiary is the general partner.
Section 1.02 - Cause

            "Cause" shall mean the willful engagement by the Optionee in conduct which is demonstrably or materially injurious to the Employer, monetarily or otherwise.  For this purpose, no act or failure to act by the Optionee shall be considered "willful" unless done, or omitted to be done, by the Optionee not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer.

Section 1.03 - Code

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.04 - Committee

            "Committee" shall mean the Compensation Committee of the Company's Board of Directors which has been appointed to administer the Plan.

Section 1.05 - Common Stock

            "Common Stock" shall mean shares of the Company's common stock, $.01 par value per share.

Section 1.06 - Corporate Transaction

            "Corporate Transaction" shall mean any of the following stockholder-approved transactions to which the Company is a party:

            (a)        a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, from a holding company or effect a similar reorganization as to form whereupon this Plan and all Awards are assumed by the successor entity;

           (b)        the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

           (c)        any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.
Section 1.07 - Duly Endorsed

           "Duly Endorsed" shall mean duly endorsed by the person or persons in whose name a stock certificate is registered in blank or accompanied by a duly executed stock assignment separate from certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or a member of the National Association of Securities Dealers.

Section 1.08 - Employer

           "Employer" shall mean the Company, or any Affiliate, whichever at the time employs the Optionee.

Section 1.09 - Option

            "Option" shall mean the incentive stock option or options to purchase Common Stock granted under this Agreement.

Section 1.10 - Option Stock

           "Option Stock" shall mean all shares of Common Stock acquired by Optionee pursuant to the exercise of this Option or any portion hereof.

Section 1.11 - Permanent Disability

           Optionee shall be deemed to have a "Permanent Disability" hereunder when the majority of the Board of Directors of the Employer shall, in good faith, so determine.

Section 1.12 - Public Offering

           "Public Offering" shall mean the sale of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock, to the public pursuant to an effective underwritten registration statement filed under the Securities Act of 1933, as amended (the "Act").

Section 1.13 - Secretary

           "Secretary" shall mean the Secretary of the Company.

Section 1.14 - Subsidiary

           "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.15 - Termination of Employment

            "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Employer is terminated for any reason, including, but not by way of limitation, a termination for Permanent Disability or by resignation, discharge with or without Cause, death or retirement, but excluding any termination where there is a simultaneous reemployment by the Employer.  The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge with or without Cause, and all questions of whether particular leaves of absence constitute Termination of Employment.

ARTICLE II

GRANT OF OPTION

Section 2.01 - Grant of Option

           For good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee the Option to purchase the number of shares of its $.01 par value Common Stock set forth on Schedule I attached hereto upon the terms and conditions set forth in this Agreement.  The Option is intended to be an incentive stock option within the meaning of Section 422 of the Code.

Section 2.02 - Purchase Price

           The purchase price of the shares of Common Stock covered by the Option shall be the applicable amount per share without commission or other charge as set forth for the Option in Schedule I attached hereto.  The exercise price per share shall not be less than 100% (110% in the case of a grant to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof within the meaning of Section 422 of the Code) of the Fair Market Value (as defined in the Plan) of a share of Common Stock on the date this incentive stock option is granted.

Section 2.03 - Adjustments in Option

            In the event that the outstanding shares of Common Stock subject to the Option are changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the aggregate price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the option price per share.  Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.01 - Commencement of Exercisability

            The Option shall become exercisable as of the applicable Exercise Dates set forth on Schedule I hereto. Notwithstanding the Exercise Dates set forth on Schedule I, the Option shall become immediately exercisable on the date of Optionee's death.   The Optionee acknowledges that, to the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any parent corporation thereof within the meaning of Section 422 of the Code) exceeds $100,000, such options shall be treated as not qualifying under Section 422 of the Code but rather shall be taxed as non-qualified options.  The Optionee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.  For purposes of these rules, the fair market value of stock shall be determined as of the time the option with respect to such stock is granted.

Section 3.02 - Duration of Exercisability

            The Option, once it becomes exercisable pursuant to Section 3.01, shall remain exercisable until it becomes unexercisable under Section 3.03.

Section 3.03 - Expiration of Option

            The Option may not be exercised to any extent by anyone after the first to occur of the following events:

            (a)        The expiration of ten (10) years from the date hereof; or

           (b)        The expiration of five (5) years from the date hereof if the Optionee at the time of grant owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code); or

           (c)        The time of the Optionee's Termination of Employment unless such Termination of Employment results from Optionee's death, Permanent Disability, voluntary termination, involuntary termination without Cause or retirement from the Company at the Optionee's normal retirement age as set forth in the AutoZone, Inc. Associate's Pension Plan, as it may be amended from time to time; or

           (d)        The expiration of thirty (30) days from the date of the Optionee's Termination of Employment by reason of Optionee's Permanent Disability, voluntary termination or involuntary termination without Cause, unless the Optionee dies within said thirty-day period; or

           (e)        The expiration of one (1) year from the date of the Optionee's death; or

           (f)        The effective date of either the merger or consolidation of the Company with or into another corporation (except a wholly-owned subsidiary of the Company), or the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, unless the Committee waives this provision in connection with such transaction.  At least ten (10) days prior the effective date of such merger, consolidation, exchange, acquisition, liquidation or dissolution, the Committee shall give the Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.03.
Section 3.04 - Reduction In or Expiration of Option In Event of Demotion

               In the event that the Optionee is assigned to a position in the Company or an Affiliate, which, as determined by the Committee in good faith, pays a lower salary or involves less responsibility than the Optionee's position with the Company on the date of grant, the Committee may, in its sole discretion, reduce the number of shares of Common Stock subject to this Option or terminate the entire Option in accordance with Section 3.03 as if the Optionee's employment were terminated for Cause.
ARTICLE IV

EXERCISE OF OPTIONS

Section 4.01 - Person Eligible to Exercise

            During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof.  After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.03, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

Section 4.02 - Manner of Exercise

            The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his designee of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.03:

(a)        Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee; and

(b)        (i)        Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised; or

           (ii)        Delivery of a notice that the Optionee has placed a market sell order with a broker approved by the Company with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price; or

           (iii)        A combination of the consideration provided in the foregoing subparagraphs (i) and (ii); and

(c)        Full payment in cash to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

(d)        In the event the Option or portion thereof shall be exercised pursuant to Section 4.01 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.
Section 4.03 - Conditions to Issuance of Stock Certificates

           The shares of Option Stock may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company.  Such shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificate or certificates for shares of Option Stock prior to fulfillment of all of the following conditions:
            (a)        The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

            (b)        The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

            (c)        The receipt of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

           (d)        Full payment as stated under Section 4.02(b) for the Option exercised; and

           (e)        The payment to the Employer of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

           (f)        The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.
Section 4.04 - Rights as Stockholder

           The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

Section 4.05 - Number of Shares Exercised

           Optionee shall not exercise the Option to purchase fewer than one hundred (100) shares of Option Stock at a time, unless the vested portion is less than 100 shares, in which event the Optionee shall exercise the right to purchase all vested Options at the time of exercise.
ARTICLE V

TRANSFER AND OTHER RESTRICTIONS

Section 5.01 - Rule 144

            If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or engaged in a Public Offering, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission ("SEC") thereunder, to the extent required from time to time to enable the Optionee to sell shares of Option Stock without registration under the Act within the limitations of the exemptions provided by (i) Rule 144 under the Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 5.01, the Company may deregister under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

Section 5.02 - Rule 144 Sales

            If any of the Option Stock is to be disposed of in accordance with Rule 144 under the Act or otherwise, the Optionee shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

Section 5.03 - Resales Prohibited During Public Offerings

            Optionee agrees that if any shares of the capital stock of the Company are offered to the public pursuant to an effective registration statement under the Act, that upon the written request of the Company, Optionee will not effect any public sale or distribution of any of the Option Stock not covered by such registration statement within a period beginning seven days prior to and ending 120 days after the effective date of such registration statement.

ARTICLE VI

OTHER PROVISIONS

Section 6.01 - Administration

            The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

Section 6.02 - Option Not Transferable

            Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 6.02 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 6.03 - Shares to Be Reserved

            The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

Section 6.04 - Notices

            Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary and any notice to be given to the Optionee shall be addressed to him at the address given on Schedule I hereof.  By a notice given pursuant to this Section 6.04, either party may hereafter designate a different address for notices to be given to him.  Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 6.04.  Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 6.05 - Titles

            Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 6.06 - Binding Effect

            The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns.  In the case of a transferee permitted under Section 6.02 hereof, such transferee shall be deemed the Optionee hereunder for purposes of obtaining the benefits or enforcing the rights of Optionee hereunder; provided, however, that no transferee shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

Section 6.07 - Amendment

            Except as otherwise stated in this Agreement, this Agreement may be amended only be a written instrument signed by the Parties which specifically states that it is amending this Agreement.

Section 6.08 - Applicable Law

            The laws of the State of Nevada shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

Section 6.09 -Adjustment of Options

            (a)        Subject to Section 6.09(c), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or the disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the number and kind of shares of Common Stock subject to this Option, or the grant or exercise price with respect to this Option.

           (b)        Subject to Section 6.09(c), in the event of any Corporate Transaction or other transaction or event described in Section 6.09(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion may take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Option, to facilitate such transactions or events, or to give effect to such changes in laws, regulations or principles:
            (i)        In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, for either the purchase of the Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option or realization of the Optionee's rights had such Option been currently exercisable or payable or fully vested or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;

           (ii)        In its sole and absolute discretion, the Committee may provide by action taken prior to the occurrence of such transaction or event that the Option cannot be exercised after such event;

            (iii)        In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, the Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 3.01;
            (iv)        In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, by action taken prior to the occurrence of such transaction or event, that upon such event, the Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments in the number and kind of shares and prices; or

          (v)        In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock subject to the Option.

            (c)        No adjustment or action described in this Section 6.09 or in any other provision of this Agreement shall be authorized to the extent that such adjustment or action would cause the Option to cease to be an incentive stock option within the meaning of Section 422 of the Code or would cause the Option to fail to qualify as performance-based compensation under Section 162(m) of the Code (if the Committee intended for the Option to qualify as performance-based compensation under Section 162(m) of the Code), as the case may be, or any successor provisions thereto.  Furthermore, no such adjustment shall be made in a manner that constitutes a "modification" within the meaning of Section 424(h)(3) of the Code.  Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 under the Exchange Act.

            (d)        The number of shares of Common Stock subject to any Option or the vesting thereof shall always be rounded to the nearest whole number.
Section 6.10 - Optionee's Employment by Employer

           Nothing contained in this Agreement or in any other agreement entered into by the Company and the Optionee contemporaneously with the execution of this Agreement (i) obligates the Employer to employ Optionee in any capacity whatsoever, or (ii) prohibits or restricts the Employer from terminating the employment of the Optionee at any time or for any reason whatsoever, with or without cause, and the Optionee hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Optionee concerning the Optionee's employment or continued employment by the Employer.

           IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto by their signatures on the following Schedule I.